Exhibit 10.20

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (“Agreement”) is entered into effective April 25th, 2004, by and between CityNet Telecommunications, Inc. (“CityNet”) and Universal Access Global Holdings, Inc. (“UAX”).

WHEREAS, UAX is contractually obligated to reimburse CityNet for all lease and related payments to be made under the real estate lease (the “Lease”) relating to CityNet’s and UAX’s office space at 8405 Colesville Road, 6th Floor, Silver Spring, Maryland, 20910; and

WHEREAS, UAX is negotiating with Trizec Hahn (the “Landlord”) to restructure UAX’s obligations under the Lease and other real estate leases; and

WHEREAS, in connection with such negotiations, UAX has requested that CityNet refrain from making certain payments under the Lease; and

WHEREAS, CityNet wishes to be indemnified for all costs, fees, damages, etc… relating to any such withheld lease payments; and

IT IS THEREFORE AGREED THAT:

(1)                                  CityNet shall withhold Lease payments beginning with the payment due on May 1, 2004 until either party hereto provides written notice to the other party terminating this Agreement.  Any payment or indemnification obligations arising hereunder pursuant to sections (2) and/or (3) below shall survive any such termination.

(2)                                  UAX hereby reaffirms its contractual obligation to reimburse CityNet for all payments of any kind to be made pursuant to the Lease, including late Lease payments, payments made pursuant to legal action taken by the Landlord and/or payments made in connection with a settlement with the Landlord.

(3)                                  In addition, UAX hereby agrees to indemnify and hold CityNet harmless from all claims, losses, expenses, fees (including without limitation CityNet’s attorney fees and any attorney fees, costs, and judgments that may be asserted against CityNet) and damages of any kind that result from the acts/omissions contemplated herein.

IN WITNESS WHEREOF, and intending to be legally bound, the parties have executed this Agreement effective on the date first written above.

CITYNET TELECOMMUNICATIONS, INC.

/s/ Edward A. Frantz
By: Edward A. Frantz
Title: SVP & General Counsel

UNIVERSAL ACCESS GLOBAL HOLDINGS, INC.

/s/ Brian W. Coderre
By: Brian W. Coderre
Title: CFO